Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

September 21, 2023

Unifoil Holdings, Inc.
12 Daniel Road East
Fairfield, New Jersey 07004

Ladies and Gentlemen:

We have acted as counsel to Unifoil Holdings, Inc., a New Jersey corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-272817) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including a related prospectus included in the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold by the Company, including up to 3,450,000 shares of Common Stock that may be sold by the Company pursuant to the exercise of an option to purchase additional shares of Common Stock granted to the underwriters (the “Shares”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the forms of the Company’s Nevada Articles of Incorporation and Bylaws, filed as Exhibits 3.7 and 3.8, respectively, to the Registration Statement, each of which is to be in effect prior to the closing of the offering contemplated by the Registration Statement, (d) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (e) resolutions of the board of directors of the Company with respect to the issuance of the Shares and the Registration Statement and (f) such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold at a price established by the board of directors of the Company or a duly authorized committee thereof.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than by the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the laws of the State of New Jersey and Nevada. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the final Underwriting Agreement is duly executed and delivered by the parties thereto and (ii) the Registration Statement becomes effective under the Act, the Shares will have been duly authorized and will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP